UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2016

HYPERDYNAMICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including Zip Code)

(713) 353-9400

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On November 30, 2016, SCS Corporation Limited, a wholly owned subsidiary of Hyperdynamics Corporation (“Hyperdynamics,” the “Company,” “we,” and “us”), entered into a non-binding letter of intent (the “Letter of Intent”) with South Atlantic Petroleum Limited (“SAPETRO”), a privately held Nigerian oil and gas exploration and production company with a portfolio of assets in Nigeria and the Mozambique Channel.

Pursuant to the terms of the Letter of Intent, SAPETRO has agreed to acquire a 20% participating interest in Hyperdynamics’ oil and gas concession offshore the Republic of Guinea in exchange for paying 40% of the costs of the upcoming Fatala well with SAPETRO’s up to a $50,000,000 cap of predicted total well costs. In addition, SAPETRO is expected to pay its proportional 20% share.

The Letter of Intent contemplates that the parties will work to sign definitive documents by January 14, 2017 unless extended by further agreement. SAPETRO’s responsibility for financial commitments related to the concession became effective immediately upon signing of the Letter of Intent, with payment of the consideration due upon satisfaction of the closing conditions set out in the definitive documents, including receipt of the final approvals and consents of the government of Guinea. There is no assurance, however, the parties will consummate the transaction contemplated by the Letter of Intent.

The Press Release regarding this Letter of Intent is filed as Exhibit 99.1 to this report.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: December 12, 2016	By:	/s/ David G. Gullickson
	Name:	David G. Gullickson
	Title:	Vice President Finance, Treasurer, and
Principal Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 5, 2016.